AMENDED AND RESTATED EXHIBIT A
TO THE INVESTMENT ADVISORY AGREEMENT
BETWEEN GLOBAL X FUNDS AND GLOBAL X MANAGEMENT COMPANY LLC
DATED OCTOBER 20, 2008

Intending to be legally bound, the undersigned hereby amend and restate Exhibit A to the aforesaid Agreement to include the following investment portfolios as of November 11, 2011:

Name of Fund	Annual Advisory Fee (as a % of average daily net assets)	Date Fund Approved by Board	Date Board Approved Continuance of I/A/A	Date Fund Commenced Operations
Global X FTSE Nordic Region ETF	0.25%	September 26, 2008	November 11, 2011	August 17, 2009
Global X FTSE Denmark 20 ETF	0.25%	October 2, 2009	November 11, 2011
Global X FTSE Denmark 25 ETF	0.25%	October 2, 2009	November 11, 2011
Global X FTSE Norway 30 ETF	0.25%	October 2, 2009	November 11, 2011	November 9, 2010
Global X FTSE Argentina 20 ETF	0.25%	December 5, 2008	November 11, 2011	March 2, 2011
Global X Colombia 20 ETF	0.25%	December 5, 2008	November 11, 2011	February 5, 2009
Global X FTSE Philippines 30 ETF	0.25%	December 5, 2008	November 11, 2011
Global X Pakistan KSE-30 ETF	0.25%	October 2, 2009	November 11, 2011
Global X Emerging Africa NR-40 ETF	0.25%	October 2, 2009	November 11, 2011
Global X FTSE United Arab Emirates 20 ETF	0.25%	October 2, 2009	November 11, 2011
Global X China Consumer ETF	0.25%	October 2, 2009	November 11, 2011	November 30, 2009
Global X China Energy ETF	0.25%	October 2, 2009	November 11, 2011	December 15, 2009
Global X China Financials ETF	0.25%	October 2, 2009	November 11, 2011	December 10, 2009
Global X China Industrials ETF	0.25%	October 2, 2009	November 11, 2011	November 30, 2009
Global X China Materials ETF	0.25%	October 2, 2009	November 11, 2011	January 12, 2010
Global X NASDAQ China Technology ETF	0.25%	October 2, 2009	November 11, 2011	December 8, 2009
Global X Copper Miners ETF	0.25%	March 26, 2010	November 11, 2011	April 19, 2010
Global X Pure Gold Miners ETF	0.25%	March 26, 2010	November 11, 2011	March 14, 2011
Global X Platinum Miners ETF	0.25%	March 26, 2010	November 11, 2011
Global X Silver Miners ETF	0.25%	March 26, 2010	November 11, 2011	April 19, 2010
Global X Brazil Consumer ETF	0.25%	June 4, 2010	November 11, 2011	July 7, 2010
Global X Brazil Financials ETF	0.25%	June 4, 2010	November 11, 2011	July 28, 2010
Global X Brazil Industrials ETF	0.25%	June 4, 2010	November 11, 2011
Global X Brazil Materials ETF	0.25%	June 4, 2010	November 11, 2011
Global X Brazil Utilities ETF	0.25%	June 4, 2010	November 11, 2011
Global X Brazil Mid Cap ETF	0.25%	June 4, 2010	November 11, 2011	June 21, 2010
Global X China Mid Cap ETF	0.25%	June 4, 2010	November 11, 2011
Global X Aluminum ETF	0.25%	June 4, 2010	November 11, 2011	January 4, 2011
Global X Lithium ETF	0.25%	June 4, 2010	November 11, 2011	July 22, 2010
Global X Uranium ETF	0.25%	June 4, 2010	November 11, 2011	November 3, 2010
Global X Fishing ETF	0.25%	June 4, 2010	November 11, 2011	May 3, 2011
Global X Food ETF	0.25%	June 4, 2010	November 11, 2011	May 3, 2011
Global X Shipping ETF	0.25%	June 4, 2010	November 11, 2011

Name of Fund	Annual Advisory Fee (as a % of average daily net assets)	Date Fund Approved by Board	Date Board Approved Continuance of I/A/A	Date Fund Commenced Operations
Global X Waste Management ETF	0.25%	June 4, 2010	November 11, 2011	April 12, 2011
Global X Gold Explorers ETF	0.25%	August 27, 2010	November 11, 2011	November 3, 2010
Global X Russell Emerging Markets Growth ETF	0.25%	November 17, 2010	November 11, 2011	January 25, 2011
Global X Russell Emerging Markets Value ETF	0.25%	November 17, 2010	November 11, 2011	January 25, 2011
Global X Next 11 ETF	0.25%	November 17, 2010	November 11, 2011
Global X FTSE ASEAN 40 ETF	0.25%	November 17, 2010	November 11, 2011	February 16, 2011
Global X FTSE Andean 40 ETF	0.25%	November 17, 2010	November 11, 2011	February 3, 2011
Global X S&P/TSX Venture 30 Canada ETF	0.25%	November 17, 2010	November 11, 2011	March 16, 2011
Global X Oil Equities ETF	0.25%	November 17, 2010	November 11, 2011	March 14, 2011
Global X Auto ETF	0.25%	November 17, 2010	November 11, 2011	May 18, 2011
Global X UK Small-Cap ETF	0.25%	February 25, 2011	November 11, 2011
Global X Mexico Small-Cap ETF	0.25%	February 25, 2011	November 11, 2011	May 5, 2011
Global X Hong Kong Small-Cap ETF	0.25%	February 25, 2011	November 11, 2011
Global X Germany Small-Cap ETF	0.25%	February 25, 2011	November 11, 2011
Global X Singapore Small-Cap ETF	0.25%	February 25, 2011	November 11, 2011
Global X South Korea Small-Cap ETF	0.25%	February 25, 2011	November 11, 2011
Global X Taiwan Small-Cap ETF	0.25%	February 25, 2011	November 11, 2011
Global X Rare Earths ETF	0.25%	February 25, 2011	November 11, 2011
Global X Strategic Metals ETF	0.25%	February 25, 2011	November 11, 2011
Global X Fertilizers/Potash ETF	0.25%	February 25, 2011	November 11, 2011	May 25, 2011
Global X SuperDividend ETF	0.25%	February 25, 2011	November 11, 2011	June 8, 2011
Global X Canada Preferred ETF	0.25%	February 25, 2011	November 11, 2011	May 23, 2011
Global X Farming ETF	0.25%	May 11, 2011	November 11, 2011	June 1, 2011
Global X MLP ETF	0.25%	May 11, 2011	November 11, 2011
Global X MLP Natural Gas ETF	0.25%	May 11, 2011	November 11, 2011
Global X FTSE Portugal 20 ETF	0.25%	August 19, 2011	November 11, 2011
Global X FTSE Ukraine ETF	0.25%	August 19, 2011	November 11, 2011
Global X FTSE Greece 20 ETF	0.25%	August 19, 2011	November 11, 2011
Global X Hungary ETF	0.25%	August 19, 2011	November 11, 2011
Global X Luxembourg ETF	0.25%	August 19, 2011	November 11, 2011
Global X FTSE Morocco 20 ETF	0.25%	August 19, 2011	November 11, 2011
Global X Czech Republic ETF	0.25%	August 19, 2011	November 11, 2011
Global X Slovakia ETF	0.25%	August 19, 2011	November 11, 2011
Global X Qatar ETF	0.25%	August 19, 2011	November 11, 2011
Global X Kuwait ETF	0.25%	August 19, 2011	November 11, 2011
Global X Nigeria ETF	0.25%	August 19, 2011	November 11, 2011
Global X FTSE Bangladesh ETF	0.25%	August 19, 2011	November 11, 2011
Global X FTSE Sri Lanka ETF	0.25%	August 19, 2011	November 11, 2011
Global X Kazakhstan ETF	0.25%	August 19, 2011	November 11, 2011
Global X FTSE Frontier Markets ETF	0.25%	August 19, 2011	November 11, 2011

Name of Fund	Annual Advisory Fee (as a % of average daily net assets)	Date Fund Approved by Board	Date Board Approved Continuance of I/A/A	Date Fund Commenced Operations
Global X Central America ETF	0.25%	August 19, 2011	November 11, 2011
Global X Central and Northern Europe ETF	0.25%	August 19, 2011	November 11, 2011
Global X Southern Europe ETF	0.25%	August 19, 2011	November 11, 2011
Global X Eastern Europe ETF	0.25%	August 19, 2011	November 11, 2011
Global X Central Asia ETF	0.25%	August 19, 2011	November 11, 2011
Global X Sub-Saharan Africa ETF	0.25%	August 19, 2011	November 11, 2011
Global X S&P Pan Arab & Saudi Arabia ETF	0.25%	August 19, 2011	November 11, 2011
Global X FTSE Toll Roads & Ports ETF	0.25%	August 19, 2011	November 11, 2011
Global X FTSE Railroads ETF	0.25%	August 19, 2011	November 11, 2011
Global X Farmland & Timberland ETF	0.25%	August 19, 2011	November 11, 2011
Global X Cement ETF	0.25%	August 19, 2011	November 11, 2011
Global X Advanced Materials ETF	0.25%	August 19, 2011	November 11, 2011
Global X Social Media Index ETF	0.25%	August 19, 2011	November 11, 2011	November 14, 2011
Global X NASDAQ 500 ETF	0.25%	November 11, 2011	November 11, 2011
Global X NASDAQ 400 Mid Cap ETF	0.25%	November 11, 2011	November 11, 2011
Global X NASDAQ 100 Global Technology Index ETF	0.25%	November 11, 2011	November 11, 2011
Global X Permanent ETF	0.25%	November 11, 2011	November 11, 2011

[SIGNATURES TO FOLLOW]

GLOBAL X FUNDS

/s/ Bruno del Ama
Bruno del Ama
Title: President and CEO

GLOBAL X MANAGEMENT COMPANY LLC

/s/ Bruno del Ama
Bruno del Ama
Title: CEO